Exhibit 99.5

Company Number: 1776681

(0)

Shares 0(8

ot AasocItlon

ChinMengniu International Company Limited CERTIFIED TRUE COPY OFRESOLUTION ADOPTED BY THE SOLE SHAREHOLDER PURSUANT TO THE MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY ON ThE 17TH DAY OF JUNE 2013 Amandgjente to r4emoraildum hd Artlolea or Association t is ruther resolved that (a) Sub-clause 6.1. of the Companys Memorandum of Association be deleted in its entirety and replaced with the (oiIowini “shros In the 1ompeny she/i b issued in the ciwenoy f Hong R’ong. (b) Sub-clause 6,2 or the Company’s Memorandum of Association be deleted In its entirety and replaced with i “The Company Is single c/ass each the following Memorandi “Charge” of’ (d) a new as roiiows .11.3 Not Wlthsts Articles., the of the Company’s or any fern Thee

or the a Charge over

Dated ibis

any of the 6harehetders Shares (the 1Charged $ilare&’) pursuant to 84’l Instrument In writing (the SecUr1ty Document”): (a) the directors must promptly .eter (and may not decline to register) any transfer of any Charged Shares to any parson macfe under1 or In ConnectIon With, t1IC Secutity Document; (b) no fee is payable hi relation to the ragistratlon Of any irnnsfer of ahy Charged Shares made under, or In connection with, the Security Iiocurnent; (c) no suspension of the rag Isiration Of transfers of shares will apply to any transfer of any Charged Shares made under, or in connection with, the Security Document; (d) all Charged .hares are exempt from any present of I’IJhJI lien In favour of the Company that might otharw(so er/se end the forfeitUre proVisions of the Articles; and (a) a written notice from en authorised slgnateiy 0? agent of the Charges that: (I) a transfer of Charged shams is being mac/a under, or ih connect/On with, the Security Documantj or

LIMITED Reg1sterAge.

(Ii) those will (I (e) Clause i pr Subject to Clatrna of Shareholders a ResoiutlQn of’ and replbced 2. Subject a Resolu Charge members, which is to the CIwt of that fect ‘amended by de?otn: $ by a Resolution ‘flay be made by

(Resolution dated 17th June, 2013 was tiled on 17th June, 2013)

Company Number: 1776681

China Mengniu In eratpna1 Cornpay Limite CERTIFiED TRUE COPY OF RESOLUTION ADOPThD BY TUB SOLE SHAREHOLDER PURSUANT TO Ti-rn MEMORANDUM AND ARTICLES OF ASSOCIATION OF WE COMPANY ONTh8 17TH DAY OF JUNE 2013 (t) the Cothpenys Articles o(As5aci5tlofl be amended by deleting RegUlation 4 of thu’ Articles olhssoclallon’end insertinga new RegulatIon 4 qe tollows; MOIt’J’GAcAND CHAJWSS OVHR SHAIWS A Shareholder ,‘way create a Charge over any of the Shareholder’s Shares pursuent to an Instrument In writing 4,2 If a Shareholder notifies the Company that the Shareholder has created a charge over any of the Shareholder’s Shares and requests the Company to do so, the Company’ must enter the’ folloWing partfculers In the Company’s register of members, (a) a statement that the relevant number 01’ the Shareholder’s Shareg is subject to a Charge;

without the written consent of the Charges,

(g) he Company’s Articles or Association be amended by Inserting a new Sub RegUlation 79A es IolIowst 7,9A An appointment of a proxy which Is xpressed to be Irrevdcable end which is given to aecure a ,droprietary interest of, or the performance of an obligation owed by a Shareholder to, the piaxy may not be revoked by the Shareholder W)thou the prior written consent of thd proxy While the proprieta,y Interest exlts or the obligation has not been discharged in full, A. Wtltten dotice from thc.proxy that a proprIetary Interest exists or an obligation has not bean discharged in full will (in the absence of fraud) be conclusive evidence of that fact,

4 4,1

(b) the name of the (c) 4,3 Where in a (a) (Li)

sub-Clauses (a) and (Li)

4,4

(c) Issue any replacement share certificate for any of the Shares,

Dated this 17th day of June, 2013 1NCOO TI S LIMITED Registered A ent

(Resolution dated l7thlune,’2013 was tiled on 171h lone, 2013)

BVI COMPANY NUMBER: 1776681

TERRITORY OF THE BRITISH VIRGIN ISLANDS THE BVI BUSINESS COMPANIES ACT, 2004

Incorporated on the 4th day of June, 2013

MEMORANDUM AND ARTICLES OF ASSOCIATION Limited

China

A COMPANY LIMITED SHARES

INCORPORATED IN THE BRITISH VIRGIN ISLANDS

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TERRITORY OF THE BRITISH VIRGIN ISLANDS
THE BVI BUSINESS COMPANIES ACT, 2004

MEMORANDUM OF ASSOCIATION

OF

China Mengniu International Company Limited

A COMPANY LIMITED BY SHARES

1. DEFINITIONS AND INTERPRETATION

1.1. In this Memorandum of Association and the Articles of Association of the Company, if not inconsistent with the subject or context:

"Act" means the BVI Business Companies Act, 2004 (No. 16 of 2004) and includes the regulations made under the Act;

"Articles" means the Articles of Association of the Company;

"Chairman of the Board" has the meaning specified in Regulation 12;

"Distribution" in relation to a distribution by the Company to a Shareholder means the direct or indirect transfer of an asset, other than Shares, to or for the benefit of the Shareholder, or the incurring of a debt to or for the benefit of a Shareholder, in relation to Shares held by a Shareholder, and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of Shares, a transfer of indebtedness or otherwise, and includes a dividend;

"Memorandum" means this Memorandum of Association of the Company;

"Person" includes individuals, corporations, trusts, the estates of deceased individuals, partnerships and unincorporated associations of persons;

"Registrar" means the Registrar of Corporate Affairs appointed under section 229 of the Act;

"Resolution of Directors" means either:

(a) a resolution approved at a duly convened and constituted meeting of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or

(b) a resolution consented to in writing or by telex, telegram, cable or other written electronic communication by a majority of the directors of the Company. A written resolution consented to in such manner may consist of several documents including written electronic communication, in like form each signed or assented to by one or more directors.

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“Resolution of Shareholders” means either: (a) a resolution approved at a duly convened and constituted meeting of the Shareholders of the Company by the affirmative vote of a majority of in excess of 50 percent of the votes of the Shares entitled to vote thereon which were present at the meeting and were voted; or (b) a resolution consented to in writing by a majority of in excess of 50 percent of the votes of Shares entitled to vote thereon; “Seal” means any seal which has been duly adopted as the common seal of the Company; “Securities” means Shares and debt obligations of every kind of the Company, and including without limitation options, warrants and rights to acquire Shares or debt obligations; “Share” means a share issued or to be issued by the Company; “Shareholder” means a Person whose name is entered in the register of members as the holder of one or more Shares or fractional Shares; “Treasury Share” means a Share that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled; and “Written” or any term of like import ii information generated, sent, received or stored by electronic, electrical, digital, magpetic,4bpttcal)ell+omagiietic, biometric or photonic means, including electionic data interchange electronic mail Tegrain telx tti telecopy and in writing shall be construed accordingly. . 1.2. In the Memorandum and ffie Artces, unlessIontxt a reference to: (a) a “Regulation” is i refeince to a regl (b) a “Clause” is a rerenc a clapsq tfi 7• (c) voting by SharehoIdrs is atefcienc to the catingdthe vois attached to the Shares held by the Shareholder voting; (d) the Act, the Memorandum ortheArticless a reference to the Act or those documents as amended or, in the case of the Act, any re-enactment thereof and any subsidiary legislation made thereunder; and (e) the singular includes the plural and vice versa. 1.3. Any words or expressions defined in the Act unless the context otherwise requires bear the same meaning in the Memorandum and the Articles unless otherwise defined herein. 1.4. Headings are inserted for convenience only and shall be disregarded in interpreting the Memorandum and the Articles. 2. NAME The name of the Company is China Mengniu International Company Limited. 3. STATUS The Company is a company limited by Shares.

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4. REGISTERED OFFICE AND REGISTERED AGENT 4.1. The first registered office of the Company is at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands, the office of the first registered agent. 4.2. The first registered agent of the Company is Offshore Incorporations Limited of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands. 4.3. The Company may by Resolution of Shareholders or by Resolution of Directors change the location of its registered office or change its registered agent. 4.4. Any change of registered office or registered agent will take effect on the registration by the Registrar of a notice of the change filed by the existing registered agent or a legal practitioner in the British Virgin Islands acting on behalf of the Company. 5. CAPACITY AND POWERS 5.1. Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit: (a) full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and (b) for the purposes of paragraph (a), pill rights, powers and privileges. 5.2. For the purposes of section 9(4)51t4 it, therëare no Jithittkihs on the business that the Company may carry on. 7 7 6 NUMBER AND CLASSS ?SHARES . , 6.1. Shares in the company sIl 1ssued in tlidiuñeiçy of the Uieates of America. p ‘ 6.2. The Company is authorid to iue a naimti1p of50,000 Shacs ofingle class each with a par value ofUS$1 00 6.3. The Company may issue fradtional Sliaré ansi afi;actional Share shall have the colTesponding fractional rights, obligations and liabilitie,of a whl Sharóf the sarnç cIss or series of Shares. 6.4. Shares may be issued in one or more series of Shares as the directors may by Resolution of Directors determine from time to time. 7. RIGHTS OF SHARES 7.1. Each Share confers upon the Shareholder: (a) the right to one vote at a meeting of the Shareholders or on any Resolution of Shareholders; (b) the right to an equal share in any dividend paid by the Company; and (c) the right to an equal share in the distribution of the surplus assets of the Company on its liquidation. 7.2, The Company may by Resolution of Directors redeem, purchase or otherwise acquire all or any of the Shares subject to Regulation 3 of the Articles. BVIPTEBC 2013/O1/45(PVNOC)

8. VARIATION OF RIGHTS

If at any time the Shares are divided into different classes, the rights attached to any class may only be varied, whether or not the Company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by the holders of not less than 50 percent of the issued Shares in that class.

9. RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

The rights conferred upon the holders of the Shares of any class shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking *pari passu* therewith.

10. REGISTERED SHARES

10.1. The Company shall issue Registered Shares only.

10.2. The Company is not authorised to issue Bearer Shares, convert Registered Shares to Bearer Shares or exchange Registered Shares for Bearer Shares.

11. TRANSFER OF SHARES

11.1. The Company shall, on receipt of an instrument of transfer complying with Sub-Regulation 6.1 of the Articles, enter the name of the transferee of a Share in the register of members unless the directors resolve to refuse or delay the registration of the transfer for reasons that shall be specified in a Resolution of Directors.

11.2. The directors may not resolve to refuse or delay the transfer of a Share unless the Shareholder has failed to pay an amount due in respect of the Share.

12. AMENDMENT OF THE MEMORANDUM AND THE ARTICLES

12.1. Subject to Clause 8, the Company may amend the Memorandum or the Articles by Resolution of Shareholders or by Resolution of Directors, save that no amendment may be made by Resolution of Directors:

(a) to restrict the rights or powers of the Shareholders to amend the Memorandum or the Articles;

(b) to change the percentage of Shareholders required to pass a Resolution of Shareholders to amend the Memorandum or the Articles;

(c) in circumstances where the Memorandum or the Articles cannot be amended by the Shareholders; or

(d) to Clauses 7, 8, 9 or this Clause 12.

12.2. Any amendment of the Memorandum or the Articles will take effect on the registration by the Registrar of a notice of amendment, or restated Memorandum and Articles, filed by the registered agent.

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We, OFFSHORE INCORPORATIONS LIMITED of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign this Memorandum ofAssociation the 4th day of June, 2013. Incorporator cZ (Sd.) Rexella D. Hodge Authorised Signatory OFFSHORE INCORPORATIONS LIMITED

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TERRITORY OF THE BRITISH VIRGIN ISLANI)S THE BVI BUSINESS COMPANIES ACT, 2004 ARTICLES OF ASSOCIATION OF China Mengniu International Company Limited A COMPANY LIMITED BY SHARES 1. REGISTERED SHARES 1.1. Every Shareholder is entitled, on request to a certificate signed by a director or officer of the Company, or any other person authorised by Resolution of Directors, or under the Seal specifying the number of Shares held by him and the signature of the director, officer or authorised person and the Seal may be facsimiles. -•— 1.2. Any Shareholder receiving a the Company and its directors and officers harmless from any Joss& 1iabiiity which it or thethaincur by reason of any wrongful or fraudulent use or represenfjoipade by aniesôn by vi eoIhipossession thereof. If a certificate for Shares is worn out i Ios i( may be ret&ed ot rodççtbi, f the worn out certificate or on satisfactory proof of its lstoge(her with suelt indembify as nibe seuired by Resolution of Directors. : :‘ 1.3. If several Persons are rkistet as joint b1der’o any Shareah he of such Persons may give an effectual receipt for any 1istribiltion. j ‘J,- /1 2. SHARES : 2.1. Shares and other Securities m’Me issued atiich tiiTIJs, to sucliPersons, for such consideration and on such terms as the directors may by Resplution ofDirectprs &termine. 2.2. Section 46 of the Act (Pre-emptive rights) does not apply to the Company. 2.3. A Share may be issued for consideration in any form, including money, a promissory note, or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services. 2.4. The consideration for a Share with par value shall not be less than the par value of the Share. If a Share with par value is issued for consideration less than the par value, the person to whom the Share is issued is liable to pay to the Company an amount equal to the difference between the issue price and the par value. 2.5. No Shares may be issued for a consideration other than money, unless a Resolution of Directors has been passed stating: (a) the amount to be credited for the issue of the Shares; BVIPThBC2OI3/O1/45(PVNOC)

(b) the determination of the directors of the reasonable present cash value of the non-money consideration for the issue; and

(c) that, in the opinion of the directors, the present cash value of the non-money consideration for the issue is not less than the amount to be credited for the issue of the Shares.

2.6. The consideration paid for any Share, whether a par value Share or a no par value Share, shall not be treated as a liability or debt of the Company for the purposes of:

(a) the solvency test in Regulations 3 and 18; and

(b) sections 197 and 209 of the Act.

2.7. The Company shall keep a register (the **"register of members"**) containing:

(a) the names and addresses of the Persons who hold Shares;

(b) the number of each class and series of Shares held by each Shareholder;

(c) the date on which the name of each Shareholder was entered in the register of members; and

(d) the date on which any Person ceased to be a Shareholder.

2.8. The register of members may be in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until the directors otherwise determine, the magnetic, electronic or other data storage form shall be the original register of members.

2.9. A Share is deemed to be issued when the name of the Shareholder is entered in the register of members.

3. REDEMPTION OF SHARES AND TREASURY SHARES

3.1. The Company may purchase, redeem or otherwise acquire and hold its own Shares in such manner and upon such other terms as the directors may agree with the relevant Shareholder(s) save that the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of Shareholders whose Shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted by the Act or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the Shares without their consent.

3.2. The Company may only offer to purchase, redeem or otherwise acquire Shares if the Resolution of Directors authorising the purchase, redemption or other acquisition contains a statement that the directors are satisfied, on reasonable grounds, that immediately after the acquisition the value of the Company's assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

3.3. Sections 60 (*Process for acquisition of own Shares*), 61 (*Offer to one or more shareholders*) and 62 (*Shares redeemed otherwise than at the option of company*) of the Act shall not apply to the Company.

3.4. Shares that the Company purchases, redeems or otherwise acquires pursuant to this Regulation may be cancelled or held as Treasury Shares except to the extent that such Shares are in excess of 50 percent of the issued Shares in which case they shall be cancelled but they shall be available for reissue.

3.5. All rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by the Company while it holds the Share as a Treasury Share.

3.6. Treasury Shares may be transferred by the Company on such terms and conditions (not otherwise inconsistent with the Memorandum and the Articles) as the Company may by Resolution of Directors determine.

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3.7. Where Shares are held by another body corporate of which the Company holds, directly or indirectly, Shares having more than 50 percent of the votes in the election of directors of the other body corporate, all rights and obligations attaching to the Shares held by the other body corporate are suspended and shall not be exercised by the other body corporate.

4. MORTGAGES AND CHARGES OF SHARES

4.1. Shareholders may mortgage or charge their Shares.

4.2. There shall be entered in the register of members at the written request of the Shareholder:

(a) a statement that the Shares held by him are mortgaged or charged;

(b) the name of the mortgagee or chargee; and

(c) the date on which the particulars specified in subparagraphs (a) and (b) are entered in the register of members.

4.3. Where particulars of a mortgage or charge are entered in the register of members, such particulars may be cancelled:

(a) with the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or

(b) upon evidence satisfactory to the directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.

4.4. Whilst particulars of a mortgage or charge over Shares are entered in the register of members pursuant to this Regulation:

(a) no transfer of any Share the subject of those particulars shall be effected;

(b) the Company may not purchase, redeem or otherwise acquire any such Share; and

(c) no replacement certificate shall be issued in respect of such Shares,

without the written consent of the named mortgagee or chargee.

5. FORFEITURE

5.1. Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in this Regulation.

5.2. A written notice of call specifying the date for payment to be made shall be served on the Shareholder who defaults in making payment in respect of the Shares.

5.3. The written notice of call referred to in Sub-Regulation 5.2 shall name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

5.4. Where a written notice of call has been issued pursuant to Sub-Regulation 5.3 and the requirements of the notice have not been complied with, the directors may, at any time before tender of payment, forfeit and cancel the Shares to which the notice relates.

5.5. The Company is under no obligation to refund any moneys to a Shareholder whose Shares have been cancelled pursuant to Sub-Regulation 5.4 and that Shareholder shall be discharged from any further obligation to the Company.

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6. TRANSFER OF SHARES 6.1. Subject to the Memorandum, Shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, which shall be sent to the Company for registration. 6.2. The transfer of a Share is effective when the name of the transferee is entered on the register of members. 6.3. If the directors of the Company are satisfied that an instrument of transfer relating to Shares has been signed but that the instrument has been lost or destroyed, they may resolve by Resolution of Directors: (a) to accept such evidence of the transfer of Shares as they consider appropriate; and (b) that the transferee’s name should be entered in the register of members notwithstanding the absence of the instrument of transfer. 6.4. Subject to the Memorandum, the personal representative of a deceased Shareholder may transfer a Share even though the personal representative is not a Shareholder at the time of the transfer. 7. MEETINGS AND CONSENTS OF SHAREHOLDERS 7.1. Any director of the Company may convene meetings of the Shareholders at such times and in such manner and places within or outside the British Virgin Islands as the director considers necessary or desirable. 7.2. Upon the written request of Sharclioldês entitWdto exécie30çpercent or more of the voting rights in respect of the matter for yhich he mêetingis requêstç4thè dfrectors shall convene a meeting of Shareholders — -‘—c 7.3. The director convening qieetihg shall giv Iestháh 7 da)nÔtk% of a meeting of Shareholders to: (a) those Shareholdei wbs nams ontedat the notice iv appear as Shareholders in the register of member and al entitled to i’e gtthe meetirtg and —c ! (b) the other directors. 7.4. The director convening a meetitig of ShUelotders nay fiç aSthe record date for determining those Shareholders that are entitled to vote at the meeUpg the date notice is given of the meeting, or such other date as may be specified in the notice, being a dnre not earlier than the date of the notice. 7.5. A meeting of Shareholders held in contravention of the requirement to give notice is valid if Shareholders holding at least 90 percent of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Shareholder at the meeting shall constitute waiver in relation to all the Shares which that Shareholder holds. 7.6. The inadvertent failure of a director who convenes a meeting to give notice of a meeting to a Shareholder or another director, or the fact that a Shareholder or another director has not received notice, does not invalidate the meeting. 7.7. A Shareholder may be represented at a meeting of Shareholders by a proxy who may speak and vote on behalf of the Shareholder. 7.8. The instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented. BV]PThBC 2013/O1/45(PVNOC)

7.9. The instrument appointing a proxy shall be in substantially the following form or such other form as the chairman of the meeting shall accept as properly evidencing the wishes of the Shareholder appointing the proxy. [COMPANY NAMEI (the “Company”) IJWe being a Shareholder of the Company HEREBY APPOINT of or failing him of to be my/our proxy to vote for me/us at the meeting of Shareholders to be held on the day of , 20 and at any adjournment thereof. (Any restrictions on voting to be inserted here.) Signed this day of , 20 Shareholder 7.10. The following applies where Shares are joii1y (a) if two or more persons hard Shre jointly ehhç ipy be present in person or by proxy at a meeting of Shareholders ahdmay speak as Shaihpaei (b) if only one of the jQlpt oyiieis IS Pt esent in person or by proxy ie may vote on behalf of all joint owners;and /i (c) if two or more of th joitt owners arøpresentn person or by rxy they must vote as one. 7.11. A Shareholder shall be deemed to be pi.fl itwineting of Sljtarehq(ders if he participates by telephone or other electronic means and all Sheholders participatiniti the &eeting are able to hear each other. 7.12. A meeting of Shareholders is dtly constituted if, atthe conuaencement of the meeting, there are present in person or by proxy not less than 5Opercent ofhe votes of the Shares entitled to vote on Resolutions of Shareholders to be considered at the meeting. A quorum may comprise a single Shareholder or proxy and then such person may pass a Resolution of Shareholders and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy instrument shall constitute a valid Resolution of Shareholders. 7.13. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the Shares or each class or series of Shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved. 7.14. At every meeting of Shareholders, the Chairman of the Board shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present at the meeting, the Shareholders present shall choose one of their number to be the chairman. If the Shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting Shares present in person or by proxy at the meeting shall preside as chairman failing which the oldest individual Shareholder or representative of a Shareholder present shall take the chair. BVIPTEBC 2013/O1/45(PVNOC)

7.15. The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

7.16. At any meeting of the Shareholders the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any Shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

7.17. Subject to the specific provisions contained in this Regulation for the appointment of representatives of Persons other than individuals the right of any individual to speak for or represent a Shareholder shall be determined by the law of the jurisdiction where, and by the documents by which, the Person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any Shareholder or the Company.

7.18. Any Person other than an individual which is a Shareholder may by resolution of its directors or other governing body authorise such individual as it thinks fit to act as its representative at any meeting of Shareholders or of any class of Shareholders, and the individual so authorised shall be entitled to exercise the same rights on behalf of the Shareholder which he represents as that Shareholder could exercise if it were an individual.

7.19. The chairman of any meeting at which a vote is cast by proxy or on behalf of any Person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such Person shall be disregarded.

7.20. Directors of the Company may attend and speak at any meeting of Shareholders and at any separate meeting of the holders of any class or series of Shares.

7.21. An action that may be taken by the Shareholders at a meeting may also be taken by a resolution consented to in writing, without the need for any notice, but if any Resolution of Shareholders is adopted otherwise than by the unanimous written consent of all Shareholders, a copy of such resolution shall forthwith be sent to all Shareholders not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more Shareholders. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which Shareholders holding a sufficient number of votes of Shares to constitute a Resolution of Shareholders have consented to the resolution by signed counterparts.

8. DIRECTORS

8.1. The first directors of the Company shall be appointed by the first registered agent within 6 months of the date of incorporation of the Company; and thereafter, the directors shall be elected by Resolution of Shareholders or by Resolution of Directors.

8.2. No person shall be appointed as a director, alternate director, or nominated as a reserve director, of the Company unless he has consented in writing to be a director, alternate director or to be nominated as a reserve director respectively.

8.3. Subject to Sub-Regulation 8.1, the minimum number of directors shall be one and there shall be no maximum number.

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8.4. Each director holds office for the term, if any, fixed by the Resolution of Shareholders or the Resolution of Directors appointing him, or until his earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his earlier death, resignation or removal.

8.5. A director may be removed from office,

(a) with or without cause, by Resolution of Shareholders passed at a meeting of Shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by at least 75 percent of the votes of the Shareholders of the Company entitled to vote; or

(b) with cause, by Resolution of Directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

8.6. A director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company or from such later date as may be specified in the notice. A director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the Act.

8.7. The directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors. Where the directors appoint a person as director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office.

8.8. A vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office.

8.9. Where the Company only has one Shareholder who is an individual and that Shareholder is also the sole director of the Company, the sole Shareholder/director may, by instrument in writing, nominate a person who is not disqualified from being a director of the Company as a reserve director of the Company to act in the place of the sole director in the event of his death.

8.10. The nomination of a person as a reserve director of the Company ceases to have effect if:

(a) before the death of the sole Shareholder/director who nominated him,

(i) he resigns as reserve director, or

(ii) the sole Shareholder/director revokes the nomination in writing; or

(b) the sole Shareholder/director who nominated him ceases to be able to be the sole Shareholder/director of the Company for any reason other than his death.

8.11. The Company shall keep a register of directors containing:

(a) the names and addresses of the persons who are directors of the Company or who have been nominated as reserve directors of the Company;

(b) the date on which each person whose name is entered in the register was appointed as a director, or nominated as a reserve director, of the Company;

(c) the date on which each person named as a director ceased to be a director of the Company;

(d) the date on which the nomination of any person nominated as a reserve director ceased to have effect; and

(e) such other information as may be prescribed by the Act.

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8.12. The register of directors may be kept in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until a Resolution of Directors determining otherwise is passed, the magnetic, electronic or other data storage shall be the original register of directors. 8.13. The directors may, by Resolution of Directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company. 8.14. A director is not required to hold a Share as a qualification to office. 8.15. A director, by written instrument deposited at the registered office of the Company may from time to time appoint another director or another person who is not disqualified for appointment as a director under section 111 of the Act to be his alternate to: (a) exercise the appointing director’s powers; and (b) cany out the appointing director’s responsibilities, in relation to the taking of decisions by the directors in the absence of the appointing director. 8.16. No person shall be appointed as an alternate director unless he has consented in writing to be an alternate director. The appointment of an alternate director does not take effect until written notice of the appointment has been deposited at the registered office of the Company. 8.17. The appointing director may, at any fjnie. ti ihed ry tlc alternate’s appointment. The termination or variation of the appointment àf,an ii1erte directoj iioêshot take effect until written notice of the termination or variation has jen deposit’ed at the registered fficeqf the Company, save that if a director shall die or cease to hold t ffieofdirectoi-, th ppointnientofhialternate shall thereupon cease and terminate immediately w4thouthe need of nc& 8.18. An alternate director has 6pjver to appoiñthiijftnate, wlt appointing director or of the alternatedirector. 8.19. An alternate director has the sariie çibts athe appojnting dctor in relation to any directors’ meeting and any written resolutionçf dirctor cifculated ‘or writtéif consnt. Unless stated otherwise in the notice of the appointment ofthe alterñate, or a notice of variation:of the appointment, if undue delay or difficulty would be occasioned by giving hotice ton directorf a resolution of which his approval is sought in accordance with these Atticles his alteinate (itany) shall be entitled to signi’ approval of the same on behalf of that director. Any exercise by the alternate director of the appointing director’s powers in relation to the taking of decisions by the directors is as effective as if the powers were exercised by the appointing director. An alternate director does not act as an agent of or for the appointing director and is liable for his own acts and omissions as an alternate director. 8.20. The remuneration of an alternate director (if any) shall be payable out of the remuneration payable to the director appointing him (if any), as agreed between such alternate and the director appointing him. 9. POWERS OF DIRECTORS 9.1. The business and affairs of the Company shall be managed by, or under the direction or supervision of, the directors of the Company. The directors of the Company have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company. The directors may pay all expenses incurred preliminary to and in connection with the incorporation of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or the Articles required to be exercised by the Shareholders. 9.2. Each director shall exercise his powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes the Memorandum, the Articles or the Act. Each director, in exercising his powers or performing his duties, shall act honestly and in good faith in what the director believes to be the best interests of the Company. BVIPTEBC 2013/O1/45(PVNOC)

9.3. If the Company is the wholly owned subsidiary of a holding company, a director of the Company may, when exercising powers or performing duties as a director, act in a manner which he believes is in the best interests of the holding company even though it may not be in the best interests of the Company.

9.4. Any director which is a body corporate may appoint any individual as its duly authorised representative for the purpose of representing it at meetings of the directors, with respect to the signing of consents or otherwise.

9.5. The continuing directors may act notwithstanding any vacancy in their body.

9.6. The directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

9.7. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

9.8. For the purposes of Section 175 (*Disposition of assets*) of the Act, the directors may by Resolution of Directors determine that any sale, transfer, lease, exchange or other disposition is in the usual or regular course of the business carried on by the Company and such determination is, in the absence of fraud, conclusive.

10. PROCEEDINGS OF DIRECTORS

10.1. Any one director of the Company may call a meeting of the directors by sending a written notice to each other director.

10.2. The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the directors may determine to be necessary or desirable.

10.3. A director is deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

10.4. A director shall be given not less than 3 days' notice of meetings of directors, but a meeting of directors held without 3 days' notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

10.5. A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of directors, unless there are only 2 directors in which case the quorum is 2.

10.6. If the Company has only one director the provisions herein contained for meetings of directors do not apply and such sole director has full power to represent and act for the Company in all matters as are not by the Act, the Memorandum or the Articles required to be exercised by the Shareholders. In lieu of minutes of a meeting the sole director shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors. Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes.

10.7. At meetings of directors at which the Chairman of the Board is present, he shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present, the directors present shall choose one of their number to be chairman of the meeting.

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10.8. An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a Resolution of Directors or a resolution of a committee of directors consented to in writing or by telex, telegram, cable or other written electronic communication by a majority of the directors or by a majority of the members of the committee, as the case may be, without the need for any notice. A written resolution consented to in such manner may consist of several documents, including written electronic communication, in like form each signed or assented to by one or more directors. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which the last director has consented to the resolution by signed counterparts.

11. COMMITTEES

11.1. The directors may, by Resolution of Directors, designate one or more committees, each consisting of one or more directors, and delegate one or more of their powers, including the power to affix the Seal, to the committee.

11.2. The directors have no power to delegate to a committee of directors any of the following powers:

(a) to amend the Memorandum or the Articles;

(b) to designate committees of directors;

(c) to delegate powers to a committee of directors;

(d) to appoint or remove directors;

(e) to appoint or remove an agent;

(f) to approve a plan of merger, consolidation or arrangement;

(g) to make a declaration of solvency or to approve a liquidation plan; or

(h) to make a determination that immediately after a proposed Distribution the value of the Company's assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

11.3. Sub-Regulation 11.2(b) and (c) do not prevent a committee of directors, where authorised by the Resolution of Directors appointing such committee or by a subsequent Resolution of Directors, from appointing a sub-committee and delegating powers exercisable by the committee to the sub-committee.

11.4. The meetings and proceedings of each committee of directors consisting of 2 or more directors shall be governed *mutatis mutandis* by the provisions of the Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the Resolution of Directors establishing the committee.

11.5. Where the directors delegate their powers to a committee of directors they remain responsible for the exercise of that power by the committee, unless they believed on reasonable grounds at all times before the exercise of the power that the committee would exercise the power in conformity with the duties imposed on directors of the Company under the Act.

12. OFFICERS AND AGENTS

12.1. The Company may by Resolution of Directors appoint officers of the Company at such times as may be considered necessary or expedient. Such officers may consist of a Chairman of the Board of Directors, a president and one or more vice-presidents, secretaries and treasurers and such other officers as may from time to time be considered necessary or expedient. Any number of offices may be held by the same person.

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12.2. The officers shall perform such duties as are prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors. In the absence of any specific prescription of duties it shall be the responsibility of the Chairman of the Board to preside at meetings of directors and Shareholders, the president to manage the day to day affairs of the Company, the vice-presidents to act in order of seniority in the absence of the president but otherwise to perform such duties as may be delegated to them by the president, the secretaries to maintain the register of members, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the treasurer to be responsible for the financial affairs of the Company. 12.3. The emoluments of all officers shall be fixed by Resolution of Directors. 12,4. The officers of the Company shall hold office until their successors are duly appointed, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors. 12.5. The directors may, by Resolution of Directors, appoint any person, including a person who is a director, to be an agent of the Company. 12.6. An agent of the Company shall have such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in the Articles or in the Resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the following: (a) to amend the Memorandum oifhe Ati1th — (b) to change the registerEt offie or gent; (c) to designate commttes of directors / (d) to delegate ower]t mmittee of direcoL • (e) to appoint or remoçe direötOrs; A A . ,. (f) toappointorremoveqnageIT. / /: (g) to fix emoluments of directprs; (h) to approve a plan of merger, consàlidation or arrangement; (i) to make a declaration of solvency or to approve a liquidation plan; (j) to make a determination that immediately after a proposed Distribution the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due; or (k) to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands. 12.7. The Resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company. 12.8. The directors may remove an agent appointed by the Company and may revoke or vary a power conferred on him. 13. CONFLICT OF INTERESTS 13.1. A director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other directors of the Company. BVIPTEBC 2013/O1/45(PVNOC)

13.2. For the purposes of Sub-Regulation 13.1, a disclosure to all other directors to the effect that a director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry into the transaction or disclosure of the interest, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction. 13.3. A director of the Company who is interested in a transaction entered into or to be entered into by the Company may: (a) vote on a matter relating to the transaction; (b) attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and (c) sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction, and, subject to compliance with the Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit. 14. iNDEMNIFICATION 14.1. Subject to the limitations hereinafter provided the Company shall indemnif’ against all expenses, including legal fees, and against IljiidgiièJ fii apd amounts paid in settlement and reasonably incurred in connection with legal, admirstçativeor invtiatveproceedings any person who: (a) is or was a party oI thatened to beriide apty toaithreatened, pending or completed proceedings, whetlreivjl, criminal, adnuiiiistt-ative or I èsttive, by reason of the fact that the person is or was a1iiectdi of the Coi any; . i (b) is or was, at the reMus çf the Companyservtng as a direorofior in any other capacity is or was acting foi anotherody cOl poratc pita partiiership joint {ientui trust or other enteiprise 14.2. The indemnity in Sub-Rei4lation 14.1 onI9 apptes iEthepison acted honestly and in good faith with a view to the best interests ofThe Cornjaiy atd,, iq the case of criminal proceedings, the person had no reasonable cause to believe that their conthictWathlthvful. 14.3. For the purposes of Sub-Regulation 14.2, director acts in the best interests of the Company if he acts in the best interests of (a) the Company’s holding company; or (b) a Shareholder or Shareholders; in either case, in the circumstances specified in Sub-Regulation 9.3 or the Act, as the case may be. 14.4. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved. 14.5. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prose qni does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful. BVIPTEBC2OI3/O1/45(PVNOC)

14.6. Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by the Company in accordance with Sub-Regulation 14.1.

14.7. Expenses, including legal fees, incurred by a former director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former director to repay the amount if it shall ultimately be determined that the former director is not entitled to be indemnified by the Company in accordance with Sub-Regulation 14.1 and upon such terms and conditions, if any, as the Company deems appropriate.

14.8. The indemnification and advancement of expenses provided by, or granted pursuant to, this section is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, Resolution of Shareholders, resolution of disinterested directors or otherwise, both as acting in the person's official capacity and as to acting in another capacity while serving as a director of the Company.

14.9. If a person referred to in Sub-Regulation 14.1 has been successful in defence of any proceedings referred to in Sub-Regulation 14.1, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

14.10. The Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

15. RECORDS

15.1. The Company shall keep the following documents at the office of its registered agent:

(a) the Memorandum and the Articles;

(b) the register of members, or a copy of the register of members;

(c) the register of directors, or a copy of the register of directors; and

(d) copies of all notices and other documents filed by the Company with the Registrar of Corporate Affairs in the previous 10 years.

15.2. Until the directors determine otherwise by Resolution of Directors the Company shall keep the original register of members and original register of directors at the office of its registered agent.

15.3. If the Company maintains only a copy of the register of members or a copy of the register of directors at the office of its registered agent, it shall:

(a) within 15 days of any change in either register, notify the registered agent in writing of the change; and

(b) provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.

15.4. The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine:

(a) minutes of meetings and Resolutions of Shareholders and classes of Shareholders;

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(b) minutes of meetings and Resolutions of Directors and committees of directors; and

(c) an impression of the Seal.

15.5. Where any original records referred to in this Regulation are maintained other than at the office of the registered agent of the Company, and the place at which the original records is changed, the Company shall provide the registered agent with the physical address of the new location of the records of the Company within 14 days of the change of location.

15.6. The records kept by the Company under this Regulation shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act, 2001 (No. 5 of 2001) as from time to time amended or re-enacted.

16. REGISTER OF CHARGES

The Company shall maintain at the office of its registered agent a register of charges in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance created by the Company:

(a) the date of creation of the charge;

(b) a short description of the liability secured by the charge;

(c) a short description of the property charged;

(d) the name and address of the trustee for the security or, if there is no such trustee, the name and address of the chargee;

(e) unless the charge is a security to bearer, the name and address of the holder of the charge; and

(f) details of any prohibition or restriction contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.

17. SEAL

The Company shall have a Seal and may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by Resolution of Directors. The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of any one director or other person so authorised from time to time by Resolution of Directors. Such authorisation may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The directors may provide for a facsimile of the Seal and of the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been attested to as hereinbefore described.

18. DISTRIBUTIONS

18.1. The directors of the Company may, by Resolution of Directors, authorise a Distribution at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the Distribution, the value of the Company's assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

18.2. Distributions may be paid in money, Shares, or other property.

18.3. Notice of any Distribution that may have been declared shall be given to each Shareholder as specified in Sub-Regulation 20.1 and all Distributions unclaimed for 3 years after having been declared may be forfeited by Resolution of Directors for the benefit of the Company.

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18.4. No Distributions shall bear interest as against the Company and no Distribution shall be paid on Treasury Shares. 19. ACCOUNTS AN]) AUDIT 19.1. The Company shall keep records that are sufficient to show and explain the Company’s transactions and that will, at any time, enable the financial position of the Company to be determined with reasonable accuracy. 19.2. The Company may by Resolution of Shareholders call for the directors to prepare periodically and make available a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for a financial period and a true and fair view of the assets and liabilities of the Company as at the end of a financial period. 19.3. The Company may by Resolution of Shareholders call for the accounts to be examined by auditors. 19.4. The first auditors shall be appointed by Resolution of Directors; subsequent auditors shall be appointed by Resolution of Shareholders or by Resolution of Directors. 19.5. The auditors may be Shareholders, but no director or other officer shall be eligible to be an auditor of the Company during their continuance in office. 19.6. The remuneration of the auditors of the Compatiy may be fixed by Resolution of Directors. — )Ri( 19.7. The auditors shall examine each prdfit 5ance sheet required to be laid before a meeting ofthe Shareholders or oth1)vse givenjx Sharel blde’andshall state in a written report whether or not (a) in their opinion th?iofit and loss acdQutt and balance shetgi a true and fair view respectively of the profit and l?s’f11e period cocexdby the accouit,awi of the assets and liabilities of the .1 Company at the eid-.of.tuit period; and-. 4 (b) all the information and exlaiiations quite4 by the auditors have been obtained • : 19.8. The report of the auditors hall beatitiexed to the accounts iid shall be read at the meeting of Shareholders at which the accounts are laidbefore the Coupâny or shall be otherwise given to the Shareholders.— 19.9. Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors. 19.10. The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of Shareholders at which the Company’s profit and loss account and balance sheet are to be presented. 20. NOTICES 20.1. Any notice, information or written statement to be given by the Company to Shareholders may be given by personal service or by mail addressed to each Shareholder at the address shown in the register of members. 20.2. Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company. BVIPTEBC 2013/O1/45(PVNOC)

20.3. Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered office or the registered agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid. 21. VOLUNTARY LIQUIDATION The Company may by Resolution of Shareholders or, subject to section 199(2) of the Act, by Resolution of Directors appoint a voluntary liquidator. 22. CONTINUATION The Company may by Resolution of Shareholders or by a Resolution of Directors continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws. We, OFFSHORE 1NCORPORATIONS LIMITED of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign these Articles of Association the 4th day of June, 2013.

Incorporator la Hoe Authorised Signatory OFFSHORE NCORPORATIONLIM1tD

4

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